EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement of Nephros, Inc. on Form S-8, pertaining to the 2015 Equity Incentive Plan, of our report dated February 27, 2020, relating to the consolidated financial statements of Nephros, Inc. and Subsidiaries, as of and for the years ended December 31, 2019 and 2018.

/s/ Moody, Famiglietti & Andronico, LLP
Tewksbury, Massachusetts
May 21, 2020